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Exhibit 16(b) Schedule of Computation of Performance Quotations - California
Municipal Portfolio

SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

BERNSTEIN CALIFORNIA MUNICIPAL PORTFOLIO

AVERAGE ANNUAL TOTAL RETURN CALCULATION
AS OF SEPTEMBER 30, 1990

                                     1/n
Average Annual Total Return = (ERV/P)    - 1

P = a hypothetical initial investment of $1,000 on beginning date;

ERV = ending redeemable value of the hypothetical account on the date of the balance sheet; and

n = number of years (1, 5, 10 or the life of the Fund).
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PERIOD SINCE INCEPTION

P =     $1,000.00

n =     .15

ERV =   $1,003.96

ANNUALIZED RETURN =  2.66%
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YIELD CALCULATION AS OF SEPTEMBER 30, 1990

                                    6
YIELD = 2 x [([(a - b)/(c x d)] + 1)  - 1]

a =     dividends and interest earned during the period

b =     expenses accrued for the period

c = average daily number of shares o/s during the period entitled to receive dividends

d =     last offering price during period

Base period = 30 days
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a =     136,253.36

b =     15,343.41


c =     1,766,909.918

d =     12.42

YIELD =  6.70%
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AGGREGATE TOTAL RETURN CALCULATION
AS OF SEPTEMBER 30, 1990

Aggregate Total Return =   ERV - P
                        -----------
                              P

Where:

P =     a hypothetical initial investment of $1,000;

ERV = ending redeemable value of the hypothetical account on the date of the balance sheet.

PERIOD SINCE INCEPTION

P =     $1,000.00

ERV =   $1,003.96

AGGREGATE RETURN =  .40%
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